UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

ALPHA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55586	90-1020566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 17th Street, 2800 South, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 970-568-6862

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

On December 1, 2017, the resignations of Fred Croci and Reginald A. Kemp were accepted by the Board of Directors and John M. Devlin, Jr. and David E. Anderson were appointed as temporary directors to serve until the next regularly scheduled election of directors. There were no disagreements between the departing directors and the Company.

John M. Devlin Jr. has over 30 years of experience in dealing with public companies and management.

Mr. Devlin has served as Managing Director of Curragh Capital Advisors, LLC, since October 2011. He is responsible for capital formation, due diligence, risk management, Value-Added Tax recovery programs, Foreign Exchange transactions for Universities, and consultancy services with clients in financial, technology, and manufacturing environments.

Mr. Devlin has also served on the Board of Directors of IntreOrg, Inc., a marketing and stock analysis company, since November, 2017.

Since October, 2011, John M. Devlin, Jr., has served on the Board of Directors, and is Chair of the Audit Committee for Spindle Mobile, Inc., a start-up mobile payment platform company.

From March 2009 through March, 2014, Mr. Devlin was a Member, Board of Directors: Ad Mobile and Media Communications Technology and Intellectual Property for Hipcricket, Inc. Mr. Devlin also served as Chair: Audit Committee, member, Compensation Committee.

David E. Anderson, P.E. is a board-experience leader with 30 years of experience in achieving profitable growth in environmental consulting and industrial services, construction, engineering and corporate real estate. A record of superior execution of some of the Department of Defense’s and Intelligence Community’s most challenging infrastructure programs. Proven veteran of creating and executing Congressional strategies with superior results. Experienced public communicator with a demonstrated ability to solve very complex problems involving multiple federal and state agencies. Superior client management skills. Committed to the highest levels of professional, personal and ethical excellence.

From 2015 to the present, David Anderson has been the CEO of Bay West, LLC a 150 plus employee national environmental consulting and industrial services firm.

From 2012 to 2015, David Anderson was Executive Vice President, Public Institutions at Jones Lang LaSalle where he was responsible for the development and execution of new real estate and infrastructure business in the local, state, and federal market places.

From 2009 to 2012, David Anderson was the Commander and District Engineer for the Baltimore District of the US Army Corps of Engineers where he led the Corps of Engineers’ largest and most complex district.

Exhibits

No.	Exhibits

99.1	Fred Croci resignation

99.2	Reginald A. Kemp resignation

99.3	Minutes accepting resignations and appointing

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2017

ALPHA ENERGY, INC.

/s/ John M. Devlin, Jr.

John M. Devlin, Jr.,

Director

EXHIBIT INDEX

No.	Exhibits

99.1	Fred Croci resignation

99.2	Reginald A. Kemp resignation

99.3	Minutes accepting resignations and appointing